EXHIBIT 10.2

DYNEGY INC.

GLOBAL AMENDMENT TO
EQUITY-BASED COMPENSATION ARRANGEMENTS

Dynegy Inc. (the “Company”) hereby adopts the following Global Amendment to Equity-Based Compensation Arrangements (the “Amendment”):

R E C I T A L S:

A.
The Company previously adopted the following equity-based compensation plans: (i) the Dynegy Inc. 2000 Long Term Incentive Plan, (ii) the Dynegy Inc. 2001 Non-Executive Stock Incentive Plan, (iii) the Dynegy Inc. 2002 Long Term Incentive Plan and (iv) the Dynegy Inc. 2009 Phantom Stock Plan (collectively, the “Plans”).

B.
The Company previously issued various equity-based compensation awards (the “Awards”) to its employees pursuant to the Plans’ terms, which Awards are currently outstanding.  The outstanding Awards include grants of (i) stock options, (ii) shares of restricted stock, (iii) phantom stock units and (iv) performance unit awards. Each Award reflects the terms, conditions and provisions of the respective Plan under which it was issued and the individual award agreement used to document such Award.

C.
The terms of each Plan require, in the event of a change in capitalization of the Company, automatic adjustment of all equity-based compensation awards issued under such Plan, including the number and/or exercise price of shares of stock, and the stock price performance goals reflected in performance unit awards.  The Company has the unilateral authority to make such adjustments.

D.
On May 25, 2010, the Company effected a reverse stock split in which stockholders received one share of the Company’s common stock for every five shares held on such date (the “Reverse Split”), which the Company’s stockholders approved at the Company’s annual meeting of stockholders on May 21, 2010. The Reverse Split constitutes a change in capitalization event requiring automatic adjustment of all the Awards.

E.
As a result of the Reverse Split, the Company was required under the terms and provisions of each Plan to adjust the number and/or exercise price of shares of stock subject to, or the stock price performance goals of, all the outstanding Awards.  Pursuant to the authority reserved under the terms of each Plan, the Company has adjusted the Awards.

F.
The Company has adopted this Global Amendment to document the manner in which each of the Awards has been adjusted.  This Global Amendment, along with the updated information reflected in the Dynegy Long Term Incentive (LTI) Awards Equity Statement for the Reverse Split provided to each impacted participant (the “Reverse Split Equity Statement”), documents the adjusted number of shares and/or exercise price, or the stock price performance goals, of each participant’s Award(s) as a result of the Reverse Split.

NOW, THEREFORE, all the outstanding Awards of all the Plans’ participants are hereby amended, effective May 25, 2010, as described herein by type of Award:

1.
Stock Options. Each Award of stock options under the Plans has been adjusted such that the number of shares subject to such Award has been reduced by a factor of 5 (any resulting fractional shares shall be rounded down), and the exercise price of such Awards has been increased by a multiple of 5, such that the aggregate exercise price payable by the Award recipient remains the same. The adjusted number of shares covered by each Award of stock options, and the updated exercise price for such stock options, is reflected in the Reverse Split Equity Statement provided to each impacted participant; the adjusted number of shares covered by each Award of stock options is also reflected in each impacted participant’s account on the E*Trade website.

2.
Restricted Stock. Each Award of restricted stock under the Plans has been adjusted such that the number of shares subject to such Award has been reduced by a factor of 5 (any resulting fractional shares shall be rounded down). The adjusted number of shares covered by each Award of restricted stock is reflected in the Reverse Split Equity Statement provided to each impacted participant and is also reflected in each impacted participant’s account on the E*Trade website.

3.
Phantom Stock Units. Each Award of phantom stock units under the Plans has been adjusted such that the number of shares subject to such Award has been reduced by a factor of 5 (any resulting fractional shares shall be rounded down). The adjusted number of shares covered by each Award of phantom shares is reflected in the Reverse Split Equity Statement provided to each impacted participant and is also reflected in each impacted participant’s account on the E*Trade website.

4.
Performance Unit Awards.  Each Award of performance units under the Plans is adjusted such that any stock price performance goals of such Awards have been increased by a multiple of 5; the number and value of shares subject to such Award shall remain the same. The adjusted stock price performance goals for each Award of performance units is reflected in the Reverse Split Equity Statement provided to each impacted participant.

IN WITNESS WHEREOF, the undersigned, duly authorized officer of the Company, has caused this instrument to be executed this 25th day of May, 2010.

DYNEGY INC.

By:    /s/ J. Kevin Blodgett_______________
Name:  J. Kevin Blodgett
Title:  General Counsel & EVP, Administration